KB

Douglas
Emmett

Earnings Results & Operating Information

Third Quarter 2014

Executive Summary

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal markets of Southern California and Hawaii. Our properties are concentrated in ten submarkets - Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood. We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods with significant supply constraints, high-end executive housing and key lifestyle amenities. We operate as a REIT and we are listed on the New York Stock Exchange under the symbol DEI.

•
Financial Results: Our growing spread between our leased and occupied percentage in the third quarter adversely affected our occupancy and revenue compared to the prior year. As a result, our Funds From Operations (FFO) decreased by 2.1% to $62.7 million and our Adjusted Funds From Operations (AFFO) decreased by 6.6% to $46.0 million. Our GAAP net income attributable to common stockholders decreased by $3.4 million to $7.4 million and our same property cash NOI decreased by 1.5%.

•
Office Fundamentals: During the third quarter, we leased 801,346 square feet of office space, increasing the leased rate of our total office portfolio by 60 basis points to 92.5% (our highest since 2008). Our occupied percentage increased by 15 basis points to 89.7%. The spread between our leased and occupied percentages widened to over 2.85%, the highest spread in our history. With our office rents increasing, straight line rents on leases signed during the third quarter were 10.8% higher than the rent on the same space under the expiring lease, while starting cash rents were only 0.8% lower than the expiring cash rents.

•	Multifamily Fundamentals: Our multifamily portfolio was fully leased, with average asking rents 4.8% higher than in the third quarter of 2013.

•
Debt: After the quarter end, we closed a $145 million, interest only five year term loan, with floating interest at LIBOR plus 1.25%. We used $111.9 million of the proceeds to pay off an existing loan and the remaining proceeds for an acquisition. At September 30, 2014, our net consolidated debt to enterprise value was 41.5%. We have no remaining debt maturities in 2014 or 2015, although we currently expect to refinance our $82 million loan due in 2016 and our $400 million loan due in 2017 during 2015.

•	Acquisition: On October 16, 2014, we purchased a 216,000 square foot Class “A” multi-tenant office property adjacent to our east Beverly Hills properties for $75.3 million, or $348 per square foot.

•
Development: Development in our markets remains severely constrained by restrictive zoning laws and well organized community groups. We are scheduled to break ground on an additional 500 apartments at our Moanalua Hillside Apartments in Honolulu this quarter and on a 376 unit high-rise apartment project in Brentwood, California in 2015. For details, please see page 22.

•
Dividends: On October 15, 2014, we paid a quarterly cash dividend of $0.20 per share, or $0.80 on an annualized basis per share, to our shareholders of record on September 30, 2014. Our strong 74.9% AFFO payout ratio gives us ample liquidity as well as room for additional dividend growth.

•	Guidance: We are narrowing our 2014 full year FFO guidance to $1.53 to $1.55 per diluted share and our full year AFFO guidance to $1.20 to $1.22 per diluted share. For details, please see page 23.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This Third Quarter 2014 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

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Company Overview

Corporate Data
as of September 30, 2014

Office Portfolio	Consolidated	Total Portfolio(1)
Number of office properties	52	60
Square feet (in thousands)	13,273	15,096
Leased rate	92.0%	92.5%
Occupancy rate	89.5%	89.7%

Multifamily Portfolio		Consolidated
Number of multifamily properties		9
Number of multifamily units		2,868
Multifamily leased rate		99.7%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$25.67
Shares of common stock outstanding	144,794
Fully diluted shares outstanding	175,693
Equity capitalization(2)	$4,510,027
Net debt(3)	$3,197,743
Total enterprise value	$7,707,770
Net debt/total enterprise value	42%

_______________________________________________

(1)	Our total portfolio includes two unconsolidated institutional real estate funds in which we own significant equity interests.

(2)	Equity capitalization represents our fully diluted shares multiplied by the closing price of our stock on September 30, 2014.

(3)	Net debt represents our consolidated debt, net of our cash and cash equivalents. Net debt excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Company Overview

Property Map
as of September 30, 2014

Los Angeles Submarkets

Warner Center/Woodland Hills
LA Pierce College
101
405
Tarzana
Encino/Sherman Oaks
Valley Glen
Valley Village
North Hollywood
NoHo Arts District
5
Verdugo Hills
210
Burbank
134
Toluca Lake
Universal Studios
Hollywood Knolls
Glendale
Occidental College
SANTA MONICA MOUNTAINS
101
405
Hollywood
West Hollywood
5
Dodger Stadium
Bel Air Country Club
Getty Museum
UCLA
Beverly Hills
Miracle Mile
Los Angeles
Westwood
Koreatown
Century City
Malibu
Pacific Palisades
Brentwood
10
DOWNTOWN
Santa Monica
Olympic Corridor
10
Santa Monica Municipal Airport
USC
5
Culver City
Crenshaw
405
110
Santa Monica Bay
N
PACIFIC OCEAN
Marina del Rey
Loyola Marymount University

- Warner Center/Woodland Hills
- Santa Monica
- Beverly Hills
- Westwood
- Burbank
- Century City
- Brentwood
- Encino/Sherman Oaks
- Olympic Corridor

Village Park
H2
Pearl City
Waimalu
Alea
Waipahu
Halawa
H1
Honolulu
Ewa Beach
Iroquois Point
Honolulu International Airport
MAMALA BAY
N

Honolulu Submarket

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Company Overview

Board of Directors and Executive Officers
as of September 30, 2014

OUR BOARD OF DIRECTORS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System, Associate Vice Chancellor – UCLA Health Sciences
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Theodore E. Guth	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(in thousands)

	September 30, 2014	December 31, 2013
	(unaudited)	(audited)
Assets
Investment in real estate:
Land	$867,355	$867,284
Buildings and improvements	5,402,864	5,386,446
Tenant improvements and lease intangibles	808,194	759,003
Investment in real estate, gross	7,078,413	7,012,733
Less: accumulated depreciation and amortization	(1,647,068)	(1,495,819)
Investment in real estate, net	5,431,345	5,516,914

Cash and cash equivalents	12,467	44,206
Tenant receivables, net	1,724	1,760
Deferred rent receivables, net	73,039	69,662
Acquired lease intangible assets, net	3,376	3,744
Investment in unconsolidated real estate funds	174,475	182,896
Other assets	64,225	28,607
Total assets	$5,760,651	$5,847,789

Liabilities
Secured notes payable	$3,210,210	$3,241,140
Interest payable, accounts payable and deferred revenue	72,929	52,763
Security deposits	36,241	35,470
Acquired lease intangible liabilities, net	48,668	59,543
Interest rate contracts	42,628	63,144
Dividends payable	28,959	28,521
Total liabilities	3,439,635	3,480,581

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,448	1,426
Additional paid-in capital	2,677,717	2,653,905
Accumulated other comprehensive income (loss)	(34,257)	(50,554)
Accumulated deficit	(687,170)	(634,380)
Total Douglas Emmett, Inc. stockholders' equity	1,957,738	1,970,397
Noncontrolling interests	363,278	396,811
Total equity	2,321,016	2,367,208
Total liabilities and equity	$5,760,651	$5,847,789

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues:
Office rental:
Rental revenues	$97,465	$99,795	$296,342	$296,275
Tenant recoveries	11,093	11,867	33,720	34,170
Parking and other income	19,404	18,677	58,547	55,979
Total office revenues	127,962	130,339	388,609	386,424

Multifamily rental:
Rental revenues	18,767	17,929	55,447	53,146
Parking and other income	1,417	1,418	4,392	4,290
Total multifamily revenues	20,184	19,347	59,839	57,436

Total revenues	148,146	149,686	448,448	443,860

Operating Expenses:
Office expenses	47,636	46,494	135,657	130,525
Multifamily expenses	5,261	5,157	15,490	15,108
General and administrative	6,658	6,546	20,181	20,724
Depreciation and amortization	50,111	47,402	151,249	141,528
Total operating expenses	109,666	105,599	322,577	307,885

Operating income	38,480	44,087	125,871	135,975

Other income	3,769	2,138	12,642	4,165
Other expenses	(1,983)	(1,402)	(5,114)	(2,777)
Income, including depreciation, from unconsolidated real estate funds	665	811	2,725	3,335
Interest expense	(32,098)	(32,601)	(95,888)	(97,832)
Acquisition-related expenses	(152)	(290)	(180)	(533)
Net income	8,681	12,743	40,056	42,333
Less: Net income attributable to noncontrolling interests	(1,292)	(1,992)	(6,328)	(5,865)
Net income attributable to common stockholders	$7,389	$10,751	$33,728	$36,468

Net income per common share – basic	$0.05	$0.08	$0.23	$0.26
Net income per common share – diluted	$0.05	$0.07	$0.23	$0.25

Weighted average shares of common stock outstanding - basic	144,361	142,598	143,741	142,540
Weighted average shares of common stock outstanding - diluted	176,413	174,756	176,182	174,874

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Funds From Operations & Adjusted Funds From Operations
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Funds From Operations (FFO)
Net income attributable to common stockholders	$7,389	$10,751	$33,728	$36,468
Depreciation and amortization of real estate assets	50,111	47,402	151,249	141,528
Net income attributable to noncontrolling interests	1,292	1,992	6,328	5,865
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds(1)	3,898	3,890	11,662	12,021
FFO	$62,690	$64,035	$202,967	$195,882

Adjusted Funds From Operations (AFFO)
FFO	$62,690	$64,035	$202,967	$195,882
Straight-line rent	(951)	(2,318)	(3,377)	(4,717)
Net accretion of acquired above and below market leases	(3,412)	(3,948)	(10,506)	(11,970)
Amortization of interest rate contracts and deferred loan costs	1,029	936	3,077	3,039
Recurring capital expenditures, tenant improvements and leasing commissions	(15,340)	(11,651)	(38,788)	(33,169)
Non-cash compensation expense	2,267	2,507	6,942	7,496
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds(1)	(275)	(318)	(405)	(1,925)
AFFO	$46,008	$49,243	$159,910	$154,636

Weighted average share equivalents outstanding - diluted	176,413	174,756	176,182	174,874
FFO per share- diluted	$0.36	$0.37	$1.15	$1.12
AFFO per share- diluted	$0.26	$0.28	$0.91	$0.88
Dividends per share	$0.20	$0.18	$0.60	$0.54
AFFO payout ratio	74.91%	62.79%	64.61%	60.00%
____________________________________________________

(1)
Adjusts for (i) the portion of each listed adjustment item that is attributed to the noncontrolling interest in our consolidated joint venture and (ii) the effect of each listed adjustment item on our share of the results of our unconsolidated Funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Same Property(1) Statistical & Financial Data
(unaudited and in thousands, except statistics)

	As of September 30,
	2014	2013
Same Property Office Statistics
Number of properties	49	49
Rentable square feet (in thousands)	12,777	12,775
Ending % leased	91.9%	92.0%
Ending % occupied	89.4%	90.2%
Quarterly average % occupied	89.3%	90.2%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased(2)	99.7%	99.5%

	Three Months Ended September 30,		% Favorable
	2014	2013	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$123,813	$127,151	(2.6)%
Total office expenses	(45,665)	(44,870)	(1.8)%
Office NOI	78,148	82,281	(5.0)%

Total multifamily revenues	20,184	19,347	4.3%
Total multifamily expenses	(5,261)	(5,157)	(2.0)%
Multifamily NOI	14,923	14,190	5.2%

Same Property NOI - GAAP basis	$93,071	$96,471	(3.5)%

Same Property Net Operating Income - Cash Basis
Total office revenues	$120,882	$122,215	(1.1)%
Total office expenses	(45,710)	(44,916)	(1.8)%
Office NOI	75,172	77,299	(2.8)%

Total multifamily revenues	19,345	18,517	4.5%
Total multifamily expenses	(5,261)	(5,157)	(2.0)%
Multifamily NOI	14,084	13,360	5.4%

Same Property NOI - cash basis	$89,256	$90,659	(1.5)%

____________________________________________________

(1)
Our same property statistics and NOI include all of our consolidated properties other than (i) a 225,000 square foot office property in Beverly Hills that we acquired in May 2013, (ii) a 191,000 square foot office property in Encino that we acquired in August 2013, and (iii) a 79,000 square foot office property in Honolulu (a joint venture in which we own a two thirds interest) which is undergoing a repositioning.

(2)
In calculating the percentage of units leased, we removed from the numerator and denominator 4 units at one property in Brentwood and 4 units at one property in Honolulu which were temporarily unoccupied as a result of fire damage. The lost rent from those units is being recovered by insurance.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to GAAP Net Income
(unaudited and in thousands)

	Three Months Ended September 30,
	2014	2013

Same property office revenues - cash basis	$120,882	$122,215
GAAP adjustments per definition of NOI - cash basis	2,931	4,936
Same property office revenues - GAAP basis	123,813	127,151

Same property office expenses - cash basis	(45,710)	(44,916)
GAAP adjustments per definition of NOI - cash basis	45	46
Same property office expenses - GAAP basis	(45,665)	(44,870)

Office NOI - GAAP basis	78,148	82,281

Same property multifamily revenues - cash basis	19,345	18,517
GAAP adjustments per definition of NOI - cash basis	839	830
Same property multifamily revenues - GAAP basis	20,184	19,347

Same property multifamily expenses - cash basis	(5,261)	(5,157)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(5,261)	(5,157)

Multifamily NOI - GAAP basis	14,923	14,190

Total same property NOI - GAAP basis	93,071	96,471
Non-comparable office revenues	4,149	3,188
Non-comparable office expenses	(1,971)	(1,624)
Total NOI - GAAP basis	95,249	98,035
General and administrative	(6,658)	(6,546)
Depreciation and amortization	(50,111)	(47,402)
Operating income	38,480	44,087
Other income	3,769	2,138
Other expense	(1,983)	(1,402)
Income, including depreciation, from unconsolidated real estate funds	665	811
Interest expense	(32,098)	(32,601)
Acquisition-related expenses	(152)	(290)
Net income	8,681	12,743
Less: Net income attributable to noncontrolling interests	(1,292)	(1,992)
Net income attributable to common stockholders	$7,389	$10,751

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Operating Results of Unconsolidated Real Estate Funds(1)
(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Summary Income Statement of Unconsolidated Real Estate Funds(2)	2014	2013	2014	2013

Office revenues	$16,647	$16,219	$49,276	$47,627
Office expenses	(7,277)	(6,877)	(20,319)	(19,039)
NOI	9,370	9,342	28,957	28,588
General and administrative	(58)	(61)	(161)	(224)
Depreciation and amortization	(6,774)	(6,553)	(20,169)	(19,567)
Operating income	2,538	2,728	8,627	8,797
Other income	—	—	114	—
Interest expense	(2,920)	(2,922)	(8,681)	(8,049)
Net income	$(382)	$(194)	$60	$748

FFO of Unconsolidated Real Estate Funds(2)

Net income	$(382)	$(194)	$60	$748
Add back: depreciation and amortization	6,774	6,553	20,169	19,567
FFO	$6,392	$6,359	$20,229	$20,315

Our Share of the Unconsolidated Real Estate Funds FFO

Our share of the unconsolidated real estate funds' net income	$(160)	$17	$299	$963
Add back: our share of the funds' depreciation and amortization	3,914	3,829	11,710	11,333
Equity allocation and basis difference	825	794	2,426	2,372
Our share of the unconsolidated real estate funds' FFO	$4,579	$4,640	$14,435	$14,668
__________________________________________________

(1)
We manage and own significant equity interests in two unconsolidated institutional real estate Funds, which own a combined eight Class A office properties, totaling 1.8 million square feet, in our submarkets.  Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of approximately 60% at September 30, 2014 based on square footage), additional distributions based on the total invested capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)	These amounts represent 100% (not our pro-rata share) of the amounts related to the Funds on a combined basis.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Debt Balances
(as of September 30, 2014, unaudited and in thousands)

Description	Maturity Date		Principal Balance		Effective Annual Rate (2)		Swap Maturity Date

Term Debt(1)
	2/1/2015		$111,920	(3)	DMBS + 0.707%	(3)	--
	3/1/2016		16,140	(4)	LIBOR + 1.60%		--
	3/1/2016		82,000		LIBOR + 0.62%		--
	6/1/2017		18,000		LIBOR + 0.62%		--
	10/2/2017		400,000		4.45%		7/1/2015
	4/2/2018		510,000		4.12%		4/1/2016
	8/1/2018		530,000		3.74%		8/1/2016
	8/5/2018		355,000	(5)	4.14%		--
	2/1/2019		155,000	(6)	4.00%		--
	6/5/2019		285,000	(7)	3.85%		--
	3/1/2020	(9)	349,070		4.46%	(8)	--
	11/2/2020		388,080		3.65%		11/1/2017
Total Term Debt(1)			$3,200,210
Revolving credit facility(10)	12/11/2017		10,000		LIBOR + 1.40%		--
Total Debt			$3,210,210
_________________________________________________________________________

(1)
As of September 30, 2014, (i) the weighted average remaining life of our outstanding term debt (excluding our revolving credit line) was 4.0 years; (ii) of the $2.97 billion of term debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 4.3 years, the weighted average remaining period during which interest was fixed was 2.6 years, and the weighted average annual interest rate was 4.05%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.18%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(3)
The loan had a $75.0 million tranche bearing interest at DMBS + 0.76% and a $36.9 million tranche bearing interest at DMBS + 0.60%. On October 1, 2014 (after quarter end) this loan was paid off using a portion of the proceeds from a new $145.0 million interest only loan, due in 2019, with interest floating at LIBOR plus 1.25%.

(4)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(5)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization schedule.

(7)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(8)	Interest rate is fixed until March 1, 2018, and is floating thereafter, with principal amortization commencing after May 2016 based upon a 30-year amortization schedule.

(9)	We have two one-year extension options to extend the maturity as late as March 1, 2020, subject to meeting certain conditions.

(10)	$300.0 million revolving credit facility secured by 3 separate collateral pools consisting of a total of 6 properties. Unused commitment fees range from 0.15% to 0.20%.
Unconsolidated Debt Balances
(as of September 30, 2014, unaudited and in thousands)

Maturity Date	Principal Balance	Our Share of Principal		Effective Annual Rate	Swap Maturity Date

4/1/2016	$52,333	$12,693	(1)	5.67%	—
5/1/2018	325,000	222,980	(2)	2.35%	5/1/2017
	$377,333	$235,673
_________________________________________________________________________

(1)	Loan to one of our unconsolidated Funds secured by one property. The loan requires monthly payments of principal and interest.

(2)	Loan to one of our unconsolidated Funds secured by six properties. The loan requires monthly payments of interest only, with outstanding principal due upon maturity.
NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Summary
as of September 30, 2014

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket

Beverly Hills	8	1,643,913	10.9%	7,741,422	21.2%
Brentwood	14	1,700,975	11.3	3,356,126	50.7
Burbank	1	420,949	2.8	6,733,458	6.3
Century City	3	916,952	6.1	10,064,599	9.1
Honolulu	4	1,716,709	11.4	5,088,599	33.7
Olympic Corridor	5	1,098,073	7.3	3,014,329	36.4
Santa Monica	8	972,957	6.4	8,709,282	11.2
Sherman Oaks/Encino	12	3,372,129	22.3	6,171,530	54.6
Warner Center/Woodland Hills	3	2,856,440	18.9	7,203,647	39.7
Westwood	2	396,808	2.6	4,443,398	8.9
Total	60	15,095,905	100.0%	62,526,390	24.1%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Table of Contents

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Portfolio Data

Total Office Portfolio Percentage Leased and In-Place Rents
as of September 30, 2014
Office Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	98.7%	$64,045,896	$41.70	$3.48
Brentwood	93.4	56,839,137	37.15	3.10
Burbank	100.0	15,234,153	36.19	3.02
Century City	98.0	34,103,555	38.65	3.22
Honolulu(3)	88.0	48,940,537	34.14	2.85
Olympic Corridor	93.1	29,503,944	30.31	2.53
Santa Monica(4)	99.3	49,332,450	53.82	4.49
Sherman Oaks/Encino	93.7	97,567,186	31.77	2.65
Warner Center/Woodland Hills	83.8	61,674,408	27.69	2.31
Westwood	95.4	13,278,172	35.67	2.97
Total / Weighted Average	92.5	$470,519,438	35.21	2.93

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended September 30, 2014				$0.05
For the nine months ended September 30, 2014				$0.16

_______________________________________________________________

(1)	Includes 430,196 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $2,754,954 of annualized rent attributable to a health club that we operate.

(4)	Includes $1,432,927 of annualized rent attributable to our corporate headquarters.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Tenant Diversification
as of September 30, 2014

Percentage of Annualized Office Rent by Lease Size

Leases < 20,000 sqft
66.3%
(2,423 leases averaging 3,700 sqft)
Leases > 20,000 sqft
26.3%
(102 leases averaging 35,000 sqft)
Time Warner,
4.4%
William Morris
Endeavor
1.9%
Macerich
1.1%

Individual tenants paying more than 1% of aggregate Annualized Rent(1):

Tenant	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(3)	3	3	2017-2023	580,812	3.8%	$20,746,946	4.4%
William Morris Endeavor(4)	1	1	2027	181,215	1.2	9,064,278	1.9
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,940,295	1.1
Total	5	5		852,859	5.6%	$34,751,519	7.4%

(1) Based on minimum base rent in leases expiring after September 30, 2014.
(2) Expiration dates are per leases. For tenants with multiple leases, the range shown reflects all leases other than storage and similar leases.

(3) Includes a 150,000 square foot lease expiring in April 2016 (the existing subtenant has leased 101,000 square feet of this space commencing on expiration of the current lease and continuing until July 2023), a 10,000 square foot lease expiring in December 2017, and a 421,000 square foot lease expiring in September 2019 with an option to terminate the lease in September 2016.

(4) Tenant has an option to terminate this lease in December 2022.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Lease Distribution
as of September 30, 2014

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total

2,500 or less	1,302	51.5%	1,789,766		11.9%	$62,472,678	13.3%
2,501-10,000	917	36.2	4,375,609		29.0	149,145,528	31.7
10,001-20,000	205	8.1	2,786,007		18.4	100,434,035	21.3
20,001-40,000	80	3.2	2,107,266		14.0	72,526,229	15.4
40,001-100,000	21	0.8	1,289,438		8.5	49,658,668	10.6
Greater than 100,000	5	0.2	1,015,808		6.7	36,282,300	7.7
Subtotal	2,530	100.0%	13,363,894	(1)	88.5%	470,519,438	100.0%
Signed leases not commenced			430,196		2.9
Available			1,130,991		7.5
Building Management Use			112,738		0.7
BOMA Adjustment(2)			58,086		0.4
Total	2,530	100.0%	15,095,905		100.0%	$470,519,438	100.0%

(1) Average tenant size is approximately 5,300 square feet. Median tenant size is approximately 2,400 square feet.
(2) Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Industry Diversification
as of September 30, 2014

Percentage of Annualized Office Rent by Tenant Industry

Entertainment, 14.0%
Real Estate, 9.1%
Accounting & Consulting, 8.5%
Health Services, 8.2%
Retail, 6.8%
Insurance, 6.0%
Technology, 4.8%
Advertising, 2.5%
Public Administration, 2.5%
Educational Services, 1.7%
Other, 2.7%
Legal, 19.1%
Financial Services, 14.1%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	512	19.1%
Financial Services	324	14.1
Entertainment	180	14.0
Real Estate	194	9.1
Accounting & Consulting	307	8.5
Health Services	326	8.2
Retail	184	6.8
Insurance	116	6.0
Technology	116	4.8
Advertising	69	2.5
Public Administration	75	2.5
Educational Services	27	1.7
Other	100	2.7
Total	2,530	100.0%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Lease Expirations
as of September 30, 2014

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at September 30, 2014	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	50	172,332	1.2%	$5,558,848	1.2%	$32.26	$32.26
2014	63	213,805	1.4	7,080,504	1.5	33.12	33.28
2015	487	1,700,322	11.3	58,956,577	12.5	34.67	35.31
2016	515	2,097,703	13.9	72,740,299	15.5	34.68	36.25
2017	474	2,206,656	14.6	74,371,035	15.8	33.70	36.35
2018	323	1,664,033	11.0	63,448,894	13.5	38.13	41.59
2019	247	1,615,417	10.7	55,559,338	11.8	34.39	38.84
2020	148	1,242,771	8.2	44,138,632	9.4	35.52	40.86
2021	83	771,028	5.1	27,787,564	5.9	36.04	42.88
2022	41	357,298	2.4	11,856,530	2.5	33.18	41.49
2023	41	625,209	4.1	20,121,247	4.3	32.18	41.16
Thereafter	58	697,320	4.6	28,899,970	6.1	41.44	55.84
Subtotal/Weighted Average	2,530	13,363,894	88.5	470,519,438	100.0	35.21	39.23
Signed leases not commenced		430,196	2.9
Available		1,130,991	7.5
Building Management Use		112,738	0.7
BOMA Adjustment(3)		58,086	0.4
Total/Weighted Average	2,530	15,095,905	100.0%	$470,519,438	100.0%	35.21	39.23

___________________________________________________

(1)	Represents annualized rent at September 30, 2014 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Quarterly Lease Expirations - Next Four Quarters
as of September 30, 2014

	Q4 2014	Q1 2015	Q2 2015	Q3 2015

Expiring SF(1)	213,805	331,223	490,910	287,777
Percentage of Portfolio	1.6%	2.5%	3.7%	2.2%
Expiring Rent per SF(2)	$33.28	$33.33	$34.51	$34.66

Detailed Submarket Data(3)		Q4 2014	Q1 2015	Q2 2015	Q3 2015

Beverly Hills	Expiring SF(1)	16,976	2,089	50,571	18,352
	Expiring Rent per SF(2)	$33.68	$35.25	$41.22	$38.21

Brentwood	Expiring SF(1)	66,493	24,957	44,289	24,619
	Expiring Rent per SF(2)	$33.03	$36.57	$38.05	$35.93

Century City	Expiring SF(1)	6,822	14,608	36,542	29,267
	Expiring Rent per SF(2)	$39.70	$37.44	$36.40	$41.30

Honolulu	Expiring SF(1)	9,546	52,521	46,881	28,766
	Expiring Rent per SF(2)	$33.54	$33.58	$33.17	$35.06

Olympic Corridor	Expiring SF(1)	22,315	37,098	38,301	40,125
	Expiring Rent per SF(2)	$35.95	$31.41	$32.42	$32.14

Santa Monica	Expiring SF(1)	5,803	6,982	52,625	14,915
	Expiring Rent per SF(2)	$47.81	$51.62	$41.87	$55.10

Sherman Oaks/Encino	Expiring SF(1)	39,120	88,176	107,984	80,525
	Expiring Rent per SF(2)	$34.89	$33.77	$30.96	$30.32

Warner Center/Woodland Hills	Expiring SF(1)	41,450	98,784	101,422	42,187
	Expiring Rent per SF(2)	$26.86	$30.90	$30.24	$29.76

Westwood	Expiring SF(1)	5,280	6,008	12,295	9,021
	Expiring Rent per SF(2)	$37.67	$30.93	$35.23	$40.05

_________________________________________________________________

(1)
Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of September 30, 2014, other than 172,332 square feet of short-term leases. The variations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, although it is also impacted by the varying terms and square footage of the individual leases involved.

(2)	Includes the impact of rent escalations over the entire term of the expiring lease, and thus is not directly comparable to asking rents.

(3)
Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, these numbers should only be extrapolated with caution.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Leasing Activity
for the three months ended September 30, 2014

		Rentable Square feet	Percentage

Net Absorption During Quarter		92,952	0.62%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)

New leases	83	223,936	65
Renewal leases	92	577,410	41
All leases	175	801,346	48

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases executed during the quarter	$34.42	$35.19	N/A
Prior leases for same space	$30.48	$31.75	$34.70
Percentage change	12.9%	10.8%	(0.8)%	(2)

Average Office Lease Transaction Costs (Per Square Foot)(3)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during quarter	$35.46	$6.56
Renewal leases signed during quarter	$11.18	$3.24
All leases signed during quarter	$17.96	$4.49

________________________________________________________________

(1)
Represents the average initial stabilized cash rents and straight-line on new and renewal leases executed during the quarter compared to the prior lease on the same space, excluding short term leases and new leases on space which had not been leased for at least a year.

(2)	The percentage change represents the difference in the starting cash rent on leases executed during the quarter compared to the expiring cash rent on the prior leases for the same space.

(3)	Represents weighted average tenant improvements and leasing commissions.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Portfolio Summary
as of September 30, 2014
Multifamily Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood(1)	99.7%	$26,069,796	$2,304
Honolulu(1)	99.6	20,956,140	1,602
Santa Monica(2)	99.8	25,192,020	2,566
Total / Weighted Average	99.7%	$72,217,956	2,111

Recurring Multifamily Capital Expenditures per Unit

For the three months ended September 30, 2014	$192

For the nine months ended September 30, 2014	$353

________________________________________________________________

(1)
In calculating the percentage of units leased, we removed from the numerator and denominator 4 units at one property in Brentwood and 4 units at one property in Honolulu which were temporarily unoccupied as a result of fire damage. Lost rent from those units is being covered by insurance.

(2)	Excludes 10,013 square feet of ancillary retail space generating annualized rent of $305,939.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Development Projects
Rendering of our Moanalua Hillside Apartments, Honolulu Hawaii development, including new entry and common area facilities, new 8 story buildings and re-skinned existing 4 and 6 story buildings.

We are currently working on two multi-family development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units	Estimated Cost (1)	Anticipated Start of Construction	Anticipated Construction Period
500	$120M	2014	18-24 months
Our Moanalua Hillside apartments currently include 696 apartment units located on 28 acres near downtown Honolulu and key military bases. We plan to add 500 new units, upgrade the existing apartment buildings, improve the parking and landscaping, build a new leasing and management office, and build a new recreation building with a fitness facility and a new pool and deck area.

The Landmark, Brentwood, California
Projected Units	Estimated Cost(1)	Anticipated Start of Construction	Anticipated Construction Period
376	$100M - $120M	2015	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning oceans views and luxury amenities. Present plans call for a 34 story, 376 unit tower located on a site currently housing a supermarket. However, the process in Los Angeles often results in significant changes in development plans and/or significant unanticipated delays.

_________________________________________

(1)
Estimated cost does not include the costs of the land, which in each case was previously purchased in connection with the current use. In the case of The Landmark, the cost of the existing underground parking garage is also not included.

NOTES:

(1)	All figures are only estimates, as development in our markets is long and complex and subject to inherent uncertainties.

(2)	Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Guidance

2014 OUTLOOK

Metric	2014 Guidance	Compared to Prior Guidance
Funds From Operations (FFO)	$1.53 to $1.55 per share	revised
Adjusted Funds From Operations (AFFO)	$1.20 to $1.22 per share	revised

Representative Underlying Assumptions:
Office occupancy rate as of 12/31/2014(1)	Approximately the same as 12/31/2013	revised
Residential leased rate as of 12/31/2014	Essentially fully leased	unchanged
Same property cash NOI growth rate	Up to 1% greater than 2013	revised
G&A	$27 million to $28.5 million	unchanged
Interest expense(2)	$128 million to $129 million	unchanged
Revenue from above/below market leases(3)	$15.5 million to $16 million	revised
Straight-line revenue	$4 million to $5.5 million	unchanged
Recurring capex (Office)	$0.25 per square foot	unchanged
Recurring capex (Multifamily)	$450 per unit	unchanged
Weighted average diluted shares(4)	176 million to 176.5 million	unchanged
______________________________________________

(1)
Although our leasing has been strong following a slow first quarter, the gap between leased and occupied has continued to grow, which has reduced expected occupancy at 12/31/2014. At September 30, 2014, the gap between our leased and occupied percentages was our highest ever at over 2.85%, about125 basis points (or 185,000 square feet) above our historical average.

(2)
Includes the impact of a refinancing in October, which refinanced a $111.9 million loan with a $145 million loan. We have no remaining debt maturities in 2014 or 2015, although during 2015 we currently expect to refinance our $82 million loan due in 2016 and our $400 million loan due in 2017.

(3)
Often referred to as "FAS 141 income." Our guidance for 2014 includes an estimated $2 million of additional non-cash revenue related to a ground lease that we expect to terminate in the second half of 2015 as a result of our purchase of the related land. At the time of our IPO, we recorded an above market lease liability on this ground lease, which has a current balance of approximately $8.8 million. Starting in the fourth quarter of 2014, we expect to accelerate the accretion of that liability over the remainder of 2014 and 2015. We now assume that revenue from above/below market leases in 2015 will be between $17.5 million and $18.5 million, including the impact of the expected accelerated accretion. The exact impact of the accelerated accretion in each year could vary.

(4) The variation depends on the market price for our common stock and not on any stock issuances.

The above guidance and representative underlying assumptions are forward looking statements and reflect our views of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the impact of various events, some of which are referenced in this earnings package or during our quarterly conference calls. Except as disclosed, this guidance does not include the impact on operating results from possible future property acquisitions or dispositions, other possible capital markets activities or possible future impairment charges. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired leases; loan premiums, discounts and costs; amortization of interest rate contracts; non-cash compensation expense; and adjustments attributable to consolidated joint ventures and investment in unconsolidated real estate funds, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 430,196 square feet with respect to signed leases not yet commenced at September 30, 2014).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent covered by insurance.

Diluted Shares:  Diluted shares are calculated in accordance with GAAP and represent ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.

Funds From Operations (FFO):  We calculate FFO before noncontrolling interests in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments for investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs.  FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

GAAP: GAAP refers to accounting principles generally accepted in the United States.

Net Operating Income (NOI):  NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income (or loss) including depreciation from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

•	“NOI - Cash basis” is calculated by excluding from GAAP basis NOI our straight-line rent and the amortization of acquired above and below market leases.

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Definitions

We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.   However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  Represents percent leased, not including signed leases not yet commenced, as of September 30, 2014.

Properties Owned:  Our "Consolidated Portfolio" includes all properties included in our consolidated results, of which we own 100% except for a 79,000 square foot property owned by a joint venture in which we own a 66.67% interest. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Quarterly Average Percent Occupied: Represents the average of the percentage occupied on the last day of the current and prior quarter.

Recurring Capital Expenditures: Building improvements and leasing costs required to maintain current revenues once a property has been stabilized after acquisition. We generally categorize as non-recurring capital expenditures and leasing costs for acquired buildings being stabilized, for newly developed space and for upgrades to improve revenues or operating expenses, and well as those resulting from casualty damage or bringing the property into compliance with governmental requirements.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  At September 30, 2014, total consists of 13,794,090 leased square feet (including 430,196 square feet with respect to signed leases not commenced), 1,130,991 available square feet, 112,738 building management use square feet and 58,086 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared.  Therefore, we excluded from our same property set this quarter any properties (i) acquired on or after January 1, 2013; (ii) sold, contributed or otherwise removed from our consolidated financial statements before September 30, 2014; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on January 1, 2013 and ending on September 30, 2014.

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of September 30, 2014, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the measurement date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

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